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                                                                    EXHIBIT 10.6


                             UNIT PURCHASE AGREEMENT


      THIS AGREEMENT is made as of April 22, 1999, among INTERNET FASHION MALL LLC, a Delaware limited liability company (the "Company"), FASHIONMALL.COM., a Delaware corporation ("FMI") and TRG Net Investors LLC, a Delaware limited liability company (the "Purchaser").

      The parties hereto agree as follows:

SECTION 1.--CLOSING.

      1A. PURCHASE AND SALE OF THE SERIES B LLC INTEREST AND WARRANTS. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company for $5,768,588 ($7.00 per Unit), subject to adjustment as provided in Section 7A, a 9.9% Series B membership interest (the "Interest") in the LLC which is intended to be transferred in an exchange under Section 351 of the Internal Revenue Code for 824,084 shares of convertible preferred stock (the "Preferred Stock") of FMI, which as set forth in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (a copy of which is attached as Exhibit A hereto) is convertible into an aggregate of 824,084 shares, par value $0.01 per share of common stock (the "Common Stock") and (b) warrants (the "Warrants") to purchase an additional 10% membership interest in the LLC or, under certain circumstances, 924,898 shares of Common Stock of FMI (the "LLC Interest" and the "Warrants" collectively referred to as "Units").

      1B. THE CLOSING. The closing of the purchase and sale of the Units pursuant to paragraph 1A (the "Closing") shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, in New York, New York no later than 11:59 p.m. on Thursday, April 22, 1999 or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Purchaser, the Company and its members shall execute and deliver an Amended and Restated Limited Liability Agreement in the form of Exhibit B hereto (the "LLC Agreement") and the executed Warrants, registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Merrill Lynch (Account No. 885-07357).

SECTION 2.--CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of the Purchaser to purchase and pay for the Units at the Closing is subject to the representations and warranties contained in Section 5 hereof being true and correct at and as of the Closing, except to the extent of changes caused by the transactions expressly contemplated herein, and the performance by the Company in all material respect of all of the covenants required to be performed by it hereunder prior to the Closing.

SECTION 3.--BOARD SEAT

      3A. If FMI completes the IPO (as defined in Section 7), so long as the Purchaser owns at least 750,000 shares of the outstanding Common Stock of the Company or Preferred Stock


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convertible into, or warrants exercisable for, at least 750,000 shares of such outstanding Common Stock, the Company shall use its best efforts to cause one person designated by Purchaser to be nominated to FMI's Board of Directors provided that such person shall be Robert S. Taubman unless he is dead or disabled and provided further that such obligation shall cease if such person's membership on the Board of Directors would require any disclosure under Item 401(f) of Regulation S-K (other than set forth on Annex I hereto with respect to Mr. Taubman) or comparable successor provisions of or under securities laws or if such Person or his affiliates compete with the Company over the Internet.

SECTION 4.--TRANSFER OF RESTRICTED SECURITIES; LOCK-UP

      4A. GENERAL PROVISIONS. The Purchaser agrees that the LLC Interest, the Preferred Stock, the Warrants and the underlying Common Stock (collectively, the "Securities") constitute restricted securities transferable only pursuant to (i) registration under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer. Purchaser also acknowledges and agrees that if FMI completes the IPO, Purchaser shall be obligated to enter into a one-year lock-up with the underwriter of the IPO subject to limited rights of resale to protect its status as a real estate investment trust.

      4B. OPINION DELIVERY. In connection with the transfer of any Securities (other than a transfer described in Section 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company or FMI, as the case may be, describing in reasonable detail the transfer or proposed transfer, together with an opinion of Miro Weiner & Kramer or other counsel which (to the Company's or FMI's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Securities may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to the Company or FMI, as the case may be, an opinion of Miro Weiner & Kramer or such other counsel that no subsequent transfer of such Securities shall require registration under the Securities Act and has delivered the original certificate or certificates representing such Securities to the Company or FMI, as the case may be, the Company or FMI, as the case may be, shall promptly upon such contemplated transfer deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 6. If the Company or FMI, as the case may be, is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company or FMI, as the case may be, in writing its agreement to be bound by the conditions contained in this Section paragraph and Section 6. After such confirmation and any required opinion has been given, the Company or FMI, as the case may be, shall permit the transfer to occur.

      4C. RULE 144A. Upon the request of the Purchaser, the Company or FMI, as the case may be, shall promptly supply to such Purchaser or its prospective transferees, at such Purchaser's cost, all information regarding the Company or FMI, as the case may be, required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

      4D. LEGEND REMOVAL. If any Securities become eligible for sale pursuant to Rule 144(k), the Company or FMI, as the case may be, shall, upon the request of the holder of such Securities and receipt of evidence sufficient in the reasonable judgment of the Company's or FMI, as the case may


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be, counsel that the Securities are so eligible, remove the legend set forth in
Section 6 from the certificates for such Securities.

      SECTION 5.--REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and FMI hereby represent and warrant to the Purchaser that:

      5A. ORGANIZATION, CORPORATE POWER AND LICENSES. FMI is a corporation and the Company is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or FMI and its Subsidiaries taken as a whole. FMI possesses all requisite corporate power and authority and FMI (if the IPO occurs) and the Company each possess all material licenses, permits and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

      5B. CAPITAL STOCK AND RELATED MATTERS. Immediately prior to the closing of the IPO, the authorized capital stock of FMI shall consist of (a) 3,000,000 shares of preferred stock, of which no shares shall be outstanding and (b) 35,000,000 shares of Common Stock, of which no shares are issued and outstanding. At the closing of the IPO, it is currently contemplated that there will be 7,500,000 shares of Common Stock outstanding.

      5C. AUTHORIZATION: NO BREACH. The execution, delivery and performance of this Agreement, the Warrants, the LLC Agreement and all other agreements contemplated hereby to which the Company or FMI is a party, have been duly authorized by the Company and FMI. Assuming the due and valid execution by the other parties thereto, this Agreement, the Warrants, the LLC Agreement and all other agreements contemplated hereby to which the Company and FMI is a party each constitutes a valid and binding obligation of the Company or FMI, as the case may be, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws, and to general principles of equity (whether considered in proceedings at law or in equity). The execution and delivery by the Company and FMI of this Agreement, the Warrants, the LLC Agreement and all other agreements contemplated hereby to which the Company or FMI is a party, the offering, sale and issuance of the LLC Interest, the Preferred Stock and the Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company or FMI, as the case may be, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or FMI's equity securities or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi), require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of FMI, the membership agreement of the Company or any law, statute, rule or regulation to which the Company or FMI is subject, or any agreement, instrument, order, judgment or decree to which the Company or FMI is subject.

      5D. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the


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execution, delivery and performance by the Company or FMI of this Agreement, the
Warrants, the LLC Agreement or the other agreements contemplated hereby, or the consummation by the Company or FMI of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or therein.

      SECTION 6.--REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company or FMI the following:

            (i) The Purchaser hereby represents and warrants that it is acquiring the Units purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of the LLC Interest, Preferred Stock and Warrants from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing the LLC Interest, Preferred Stock or Warrants shall be imprinted with a legend in substantially the following form:

            "The securities represented by this certificate were originally issued on ________ __, 1999, and have not been registered under the Securities Act . The transfer of the securities represented by this certificate is subject to the conditions specified in the Unit Purchase Agreement, dated as of ______ __, 1999 and as amended and modified from time to time, between the issuer (the "Company") and the Purchaser, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

Certificates representing the Common Stock underlying the Preferred Stock or Warrants shall be imprinted with a substantially similar legend.

            (ii) The Purchaser represents and warrants that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. The Purchaser acknowledges that it has been given the opportunity to ask questions and receive satisfactory answers concerning the Company and FMI, and the terms and conditions of the LLC Interest, Preferred Stock or Warrants and obtain additional information in order to evaluate the merits and risks of an investment in the LLC Interest, the Preferred Stock and Warrants and to verify the accuracy of the information contained in this Agreement. The Purchaser represents and warrants that it is a sophisticated investor with such knowledge and experience in business and financial matters as will enable the Purchaser to evaluate the merits and risks of investment in the LLC Interest, the Preferred Stock and Warrants and is able to bear the economic risks and lack of liquidity of an investment in the LLC Interest, the Preferred Stock and Warrants.

SECTION 7.--ADJUSTMENT OF PRICE, RECONFIRMATION AND NOTICE.

      7A. ADJUSTMENT. If FMI consummates an initial public offering of its Common Stock prior to July 22, 1999 (such offering consummated prior to such date (the "IPO") at a price (the "IPO Price") per share in excess of $7.00, the price of the Units shall be adjusted to the lesser of (i) $9.00


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per Unit and (ii) the IPO Price. If the IPO price is less than $7.00, the price of the Units shall be adjusted to the IPO price. In either case, the adjustment shall take place as provided in Section 3.1 and 3.4 of the LLC Agreement. Purchaser and the Company, as the case may be, each agree to pay any amounts payable pursuant to the two preceding sentences immediately prior to the closing of the IPO. Purchaser also agrees to execute and deliver to FMI, on or prior to such closing date, a letter acknowledging that Purchaser has carefully reviewed the Final Prospectus relating to the IPO and reconfirms its investment in the Company and FMI.

      7B. NOTICE OF REPURCHASES. If, at any time after the IPO, FMI proposes to repurchase any of its Common Stock and if it reasonably believes, based on information provided by Purchaser as to its ownership of FMI Common Stock that such repurchase would cause Purchaser's ownership to exceed 10% of the outstanding Common Stock of FMI, FMI will give Purchaser at least 10 business days written notice of such repurchase.

SECTION 8.--MISCELLANEOUS.

      8A. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only if the Company, FMI and the Purchaser have amended this Agreement in writing. No other course of dealing between the Company, FMI and the Purchaser or any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Company, FMI or the Purchaser.

      8B. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party without the other's written consent except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      8C. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      8D. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

      8E. DESCRIPTIVE HEADINGS: INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

      8F. GOVERNING LAW. The limited liability company law and the corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its members and FMI and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the


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foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      8G. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent to the recipient by facsimile. Such notices, demands and other communications shall be sent to the offices of the Company or FMI at 575 Madison Avenue, New York, New York 10022, Attention:
Ben Narasin, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP,
Attention: Kenneth R. Koch, Esq., at 551 Fifth Avenue, New York, New York 10176 and to the Purchaser at the address indicated below:


                        TRG Net Investors LLC
                        200 East Long Lake Road, Suite 300
                        Bloomfield Hills, Michigan 48303-0200
                        Attn: Robert S. Taubman

                        WITH A COPY TO:

                        Miro Weiner & Kramer
                        500 North Woodward Avenue, Suite 100
                        P.O. Box 808
                        Bloomfield Hills, Michigan 48303-0908
                        Attn: Kenneth H. Gold, Esq.


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      8H. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

      8I. BROKERAGE. Each party represents and warrants to the other that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such party and each indemnifies the other against any breach of the foregoing.


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      IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase
Agreement on the date first written above.


                                          INTERNET FASHION MALL LLC

                                          By:           /s/ Ben Narasin
                                              ----------------------------------
                                                 Name:  Ben Narasin
                                                 Title: President and Managing
                                                          Member


                                          FASHIONMALL.COM, INC.

                                          By:           /s/ Ben Narasin
                                              ----------------------------------
                                                 Name:  Ben Narasin
                                                 Title: President and CEO


                                          TRG NET INVESTORS LLC

                                          By:          /s/ Lisa A. Payne
                                              ----------------------------------
                                                 Name:  Lisa A. Payne
                                                 Title: Executive Vice President


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